Meaden&Moore

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 7, 2006 with respect to the balance sheets of Cleveland BioLabs, Inc. (the "Company") as of December 31, 2005 and 2004, and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2005 and 2004 and the period from June 5, 2003, date of inception, to December 31, 2003 and the cumulative development stage period from June 5, 2003 to December 31, 2005, incorporated herein by reference in this Registration Statement of the Company on Form S-8 (relating to the registration of 2,000,000 shares of the Company's Common Stock in connection with the Cleveland BioLabs, Inc. 2006 Equity Incentive Plan).

Meaden + Moore, Ltd.

MEADEN & MOORE, LTD.
Independent Registered Public Accounting Firm

February 13, 2007
Cleveland, Ohio

Meaden & Moore, Ltd.
(A Meaden & Moore Company)
1100 Superior Avenue Suite 1100 Cleveland, Ohio 44114-2523 216-241-3272 FAX 216-771-4511
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